EXHIBIT 4.3

                             SUBSCRIPTION AGREEMENT

Miller Industries, Inc.
c/o Kilpatrick Stockton LLP
1100 Peachtree Street, Suite 2800
Atlanta, GA 30309
Attention:  David A. Stockton, Esq.


Gentlemen:

       You have informed me that Miller Industries, Inc. is a Tennessee corporation (the "Company" or "you") and is conducting a private offering of its common stock to select "accredited investors". You have informed me that the offering relates up to a maximum of 480,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), at a price of $9.00 per Share (the "Offering"), and that you expect to require a minimum investment by each person to whom Shares are sold in the Offering of 50,000 Shares, although you have reserved the right to make one or more exceptions.

       In connection with the Offering, you have agreed to enter into a common Registration Rights Agreement, which will be dated the date of the closing of the Offering as described below (the date of closing being referred to as the "Closing Date"), with each purchaser of Shares, in the form that accompanied this Subscription Agreement, which shall cover all of the Shares that are sold on the same terms and conditions for all such purchasers. Apart from the rights set forth in that Registration Rights Agreement, and the rights or other terms described in this Subscription Agreement, you have not established any other rights or terms for the Offering, and I am not relying on any such other matters. Collectively, the Subscription Agreement and the Registration Rights Agreement are referred to herein as the "Agreements". I understand that the other persons to whom you will sell Shares to in this Offering (the "Other Investors") will purchase the Shares from you on the same terms and conditions as contained in this Subscription Agreement and the Registration Rights Agreement.

       You have delivered to me a copy of each of the Company's (i) Annual Report on Form 10-K for its fiscal year ended December 31, 2003 (the "Form 10-K"), (ii) Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the "Form 10-Q"), and (iii) Proxy Statement relating to the meeting of the Company's shareholders on February 12, 2004 (the "Proxy Statement") (collectively the Form 10-K, Form 10-Q and Proxy Statement are referred to as the "Disclosure Documents"). You have also informed me that each of the select prospective investors to whom you are making offers has a significant pre-existing relationship with the Company and thus has ready access to any information about the Company and the Offering that he or she may desire in order to consider an investment.

       I desire to make an investment in the Company by purchasing some of the Shares, and I am delivering this Subscription Agreement in order to confirm to the Company my agreement with the terms for purchasing Shares and certain other matters.

       1.     SUBSCRIPTION.

              (a) Subject to the terms and conditions hereof, I hereby tender this Subscription Agreement (the "Subscription" or "Agreement") in order to subscribe for the number of Shares set forth on the signature page below. Simultaneously with the execution and tender of this Agreement, I am delivering

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to the Company the purchase price for the Shares for which I have subscribed.
(For purposes of this Agreement, payments made by me are referred to as the "Funds.")

              (b) This Agreement will be held by the Company for my benefit pending acceptance of my Subscription. I understand that unless my Subscription is accepted, the Funds will be refunded with any interest actually earned thereon after clearance of the instrument by which they were paid. I acknowledge, however, that if the Funds are returned without being held for more than 15 days after clearance of the check or other instrument by which they were paid, no interest shall be paid to me on the Funds. I acknowledge that the Company reserves the right to cancel, withdraw or modify the Offering at any time prior to the acceptance by it of subscriptions for Shares. I understand that the Shares must be approved for listing on the New York Stock Exchange before they may be issued to me. I understand that the Company's obligation to issue the Shares to me is conditioned upon the completion of the purchases under the Agreements with the Other Investors.

       2. UNDERSTANDINGS, COVENANTS, AND AGREEMENTS. I understand and agree that:

              (a) The Company shall have the right, in its absolute discretion, to accept or reject this Subscription, in whole or in part.

              (b) This Subscription is and shall be irrevocable, except that I shall have no obligations hereunder in the event this Subscription is for any reason rejected, other than the obligation set forth in subsection (g) below, to treat this Confidential Subscription Booklet confidentially.

              (c) The issuance of the Shares will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any state that, absent an exemption, would require registration, in reliance upon exemptions from registration contained in the 1933 Act and such laws. The Company's reliance upon such exemptions is based in part upon my representations, warranties, covenants, and agreements contained in this Agreement.

              (d) Because the Shares have not been registered under the 1933 Act or applicable state securities laws, the economic risks of investment in the Shares must be borne by me, for the Shares may not be sold, transferred, pledged or otherwise disposed of in the absence of an effective registration statement covering the Shares under the 1933 Act and applicable state securities laws, or unless an exemption from such registration is available. Any certificate representing the Shares will contain a legend stating that they have not been registered under the 1933 Act or any state securities laws, and referring to the above restrictions on transferability and sale. A notation to such effect may also be made on the stock ledger of the Company maintained by its transfer agent or registrar, so that transfers of the Shares will not be effected on the records of the Company without compliance with these restrictions.

              (e) While the Company will agree, as reflected in the Registration Rights Agreement included in the Confidential Subscription Booklet, to register the Shares under the 1933 Act and certain state securities laws for public sale by me, I understand that there is no certainty that such registration will be effected, notwithstanding the Company's best efforts to do so.

              (f) No federal or state agency has made any finding or determination as to the fairness of this investment, or provided any recommendation or endorsement of the Shares.

              (g) I acknowledge that the Offering is confidential, and I agree that the Confidential Subscription Booklet and any other information provided to me by the Company in connection with the Offering shall be kept in confidence by me; PROVIDED, HOWEVER, that this obligation shall not apply to any such information that (i) is part of the public knowledge or literature and readily accessible at the date

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

hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of this provision); or
(iii) is received from a third party (except for a third party who discloses such information in violation of any confidentiality agreement he or she may have with the Company). Further, this obligation does not prohibit my discussion of such information with my counsel, accountant, or other financial advisor solely for the purpose of assisting my analysis and assessment of such information and the Offering.

       3. REPRESENTATIONS AND WARRANTIES OF THE UNDERSIGNED. I hereby represent and warrant as follows:

              (a) I have adequate means of providing for my current needs and possible personal contingencies; I have no need for liquidity of my investment in the Company; I have taxable income and a net worth sufficient to make a purchase of Shares a suitable investment for me; and I have such knowledge and experience in financial matters that I am capable of evaluating the relative risks and merits of this investment.

              (b) I am at least 21 years of age. The address set forth below my signature is my true and correct residence, and I have no present intention of becoming a resident of any other state or jurisdiction.

              (c) I acknowledge that (i) _____________________ [IF NONE, SO
INDICATE] has acted as my "Purchaser Representative" (as defined in Rule 501 promulgated by the Securities and Exchange Commission pursuant to the 1933 Act);
(ii) in evaluating my investment as contemplated hereby, I have been advised by my Purchaser Representative as to the merits and risks of the investment in general and the suitability of the investment for me in particular; and (iii) my Purchaser Representative has confirmed to me in writing [A COPY OF SUCH DOCUMENT SHOULD BE ATTACHED TO THIS AGREEMENT BY THE SUBSCRIBER] any past, present, or future material relationship, actual or contemplated, between the Purchaser Representative and the Company, or any affiliate of the Company.

              (d) I have received and read, or reviewed with my Purchaser Representative, if any, and I am familiar with the Disclosure Documents, the Registration Rights Agreement and this Agreement, and I confirm that all documents, records, and books pertaining to the investment in the Company and requested from the Company by me or my Purchaser Representative have been made available or delivered to me or my Purchaser Representative.

              (e) I or my Purchaser Representative, or both, have had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on their behalf, concerning the terms and conditions of this investment.

              (f) The Shares for which I am subscribing are being acquired solely for my own account for investment and are not being purchased with a view to or for the resale, distribution, subdivision, or fractionalization thereof in violation of the registration requirements of the 1933 Act, and I agree not to sell, hypothecate or otherwise dispose of the Shares unless the Shares have been registered under the 1933 Act and applicable state securities laws, or in the opinion of counsel acceptable to the Company, an exemption therefrom is available. In order to induce the Company to accept my Subscription and to issue and sell to me the Shares subscribed for, I agree that the Company will have no obligation (in the absence of demonstration of compliance with applicable federal and state securities laws) to recognize the ownership, beneficial or otherwise, of such Shares by anyone but me.

              (g) I have received (and if requested by the Company, I have completed and returned to the Company) the Offeree (Investor) Questionnaire relating to my general ability to bear the risks of an


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

investment in the Company and my suitability as an investor in a private offering, and I hereby affirm the correctness of my answers in such Questionnaire if it was requested by the Company.

              (h) The person, if any, executing the Purchaser Representative Questionnaire, a copy of which has been received by me, is acting and is hereby designated to act as my Purchaser Representative in connection with the offer and sale of the Shares to me. Such designation of a Purchaser Representative, if any, was made with the knowledge of the representations and disclosures made in such Purchaser Representative Questionnaire and materials.

              (i) I am an "accredited investor" as defined in Regulation D under the Securities Act and I am also knowledgeable, sophisticated and experienced in making, and am qualified to make decisions with respect to investments in shares presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company and investments in comparable companies, and I have requested, received, reviewed and considered all information that I have deemed relevant in making an informed decision to purchase the Shares.

              (j) I have full right, power, authority and capacity to enter into the Agreements and to consummate the transactions contemplated hereby and thereby and I have taken all necessary action to authorize the execution, delivery and performance of the Agreements.

              The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the date of acceptance hereof by the Company, and shall survive thereafter. If such representations and warranties shall not be true and accurate in any respect prior to such acceptance, I shall give written notice of such fact to the Company, specifying which representations and warranties are not true and accurate and the reasons therefor.

       4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. As consideration for my investment in the Company, the Company hereby represents and warrants to, and covenants with, me, as follows:

              4.1 ORGANIZATION. The Company is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization. Each of the Company and its Material Subsidiaries (defined to include those subsidiaries that have a material impact on the operations, business or financial condition of the Company) has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and as described in the documents filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of its most recently completed fiscal year through the date hereof, including, without limitation, its most recent reports on Forms 10-K and 10-Q (collectively, the "Exchange Act Documents") and is registered or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the location of the properties owned or leased by it requires such qualification and where the failure to be so qualified would have a material adverse effect upon the condition (financial or otherwise), earnings, business, properties or operations of the Company and its Subsidiaries, considered as one enterprise (a "Material Adverse Effect"), and no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

              4.2 DUE AUTHORIZATION AND VALID ISSUANCE. The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws



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

or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

              4.3 NON-CONTRAVENTION. The execution and delivery of the Agreements, the issuance and sale of the Shares under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not (A) conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, (i) any material bond, debenture, note or other evidence of indebtedness, lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any Material Subsidiary is a party or by which it or any of its Material Subsidiaries or their respective properties are bound, (ii) the charter, by-laws or other organizational documents of the Company or any Material Subsidiary, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Material Subsidiary or their respective properties, except in the case of clauses (i) and
(iii) for any such conflicts, violations or defaults which are not reasonably likely to have a Material Adverse Effect or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any Material Subsidiary or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any Material Subsidiary is a party or by which any of them is bound or to which any of the material property or assets of the Company or any Material Subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States or any other person is required for the execution and delivery of the Agreements and the valid issuance and sale of the Shares to be sold pursuant to the Agreements, other than such as have been made or obtained, and except for any post-closing securities filings or notifications required to be made under federal or state securities laws.

              4.4 CAPITALIZATION. The capitalization of the Company as of March 31, 2004 is as set forth in the most recent applicable Exchange Document, increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee benefit plans disclosed in the Exchange Documents, or (ii) outstanding warrants, options or other securities disclosed in the Exchange Documents. The Shares to be sold pursuant to the Agreements have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements will be duly and validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth in or contemplated by the Exchange Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any Material Subsidiary, or any material contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party or of which the Company has knowledge and relating to the issuance or sale of any capital stock of the Company or any Material Subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Shares or the issuance and sale thereof. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Shares, other than such as have been made or obtained. The Company owns the entire equity interest in each of its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than as described in the



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Exchange Documents. Except as disclosed in the Exchange Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the common stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

              4.5 NO VIOLATIONS. Neither the Company nor any Material Subsidiary is in violation of its charter, bylaws, or other organizational document, or, to the knowledge of the Company, in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any Material Subsidiary, which violation, individually or in the aggregate, would be reasonably likely to have a Material Adverse Effect, or is in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default) in any material respect in the performance of any bond, debenture, note or any other evidence of indebtedness in any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any Material Subsidiary is a party or by which the Company or any Material Subsidiary is bound or by which the properties of the Company or any Material Subsidiary are bound, which would be reasonably likely to have a Material Adverse Effect.

              4.6 FINANCIAL STATEMENTS. The financial statements of the Company and the related notes contained in the Exchange Documents present fairly, in accordance with generally accepted accounting principles, the financial position of the Company and its Subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified consistent with the books and records of the Company and its Subsidiaries except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which are not expected to be material in amount. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified, except as may be disclosed in the notes to such financial statements, or in the case of unaudited statements, as may be permitted by the Securities and Exchange Commission (the "SEC") on Form 10-Q under the Exchange Act and except as disclosed in the Exchange Documents. The other financial information contained in the Exchange Act Documents has been prepared on a basis consistent with the financial statements of the Company.

              4.7 NO MATERIAL ADVERSE CHANGE. Except as disclosed in the Exchange Documents, since March 31, 2004, there has not been (i) any material adverse change in the financial condition or earnings of the Company and its Material Subsidiaries considered as one enterprise, (ii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Material Subsidiaries, or (iii) any loss or damage (whether or not insured) to the physical property of the Company or any of its Material Subsidiaries which has been sustained which has a Material Adverse Effect.

              4.8 DISCLOSURE. The representations and warranties of the Company contained in this Section 4 do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except with respect to the material terms and conditions of the transaction contemplated by the Agreements, which shall be publicly disclosed by the Company, the Company confirms that neither it nor any person acting on its behalf has provided me with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that I will rely on the foregoing representations in effecting transactions in the securities of the Company.

              4.9 NYSE COMPLIANCE. The Company's common stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the New York Stock Exchange (the "NYSE"), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of



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

the common stock under the Exchange Act or de-listing the Common Stock from the NYSE, nor has the Company received any notification that the SEC or the NYSE is contemplating terminating such registration or listing, other than as disclosed in the Exchange Documents.

              4.10 REPORTING STATUS. The Company has filed in a timely manner all documents that the Company was required to file under the Exchange Act during the period following June 1, 2003. Each of such documents complied in all material respects with the SEC's requirements as of their respective filing dates, and the information contained therein as of the date thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.

              4.11 LISTING. The Company shall comply with all requirements of the NYSE with respect to the issuance of the Shares and the listing thereof.


              4.12 NO MANIPULATION OF STOCK. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the common stock to facilitate the sale or resale of the Shares.

              4.13 COMPANY NOT AN "INVESTMENT COMPANY". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for the Shares will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act and shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

              4.14 PRIVATE OFFERING. Assuming the correctness of the representations and warranties of me and the Other Purchasers set forth in
Section 3 hereof and in the other Subscription Agreements, respectively, the offer and sale of Shares hereunder is exempt from registration under the Securities Act. The Company has not distributed and will not distribute any offering material in connection with this Offering and sale of the Shares other than the documents of which this Agreement is a part or the Exchange Act Documents. The Company has not in the past nor will it hereafter take any action independent of the placement agent to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Shares as contemplated by this Subscription Agreement, within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

       5. NO WAIVER. Notwithstanding any of the representations, warranties, acknowledgments or agreements made herein by me, I do not hereby or in any other manner waive any rights granted to me under federal or state securities laws for which no waiver is permitted under such laws.

       6. TRANSFERABILITY. I agree not to transfer or assign this Agreement, or any of my interest herein, and further agree that the assignment and transferability of the Shares acquired pursuant hereto shall be made only in accordance with this Agreement and the terms set forth in the Registration Rights Agreement.

       7. REVOCATION. I understand that I may not cancel, terminate or revoke this Agreement or any agreement made hereunder and that this Agreement shall survive my death or disability.

       8. ACCEPTANCE OF REGISTRATION RIGHTS AGREEMENT. By my execution of this Subscription Agreement, (a) I hereby acknowledge my acceptance of and agreement to the terms and conditions of the



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Registration Rights Agreement as set forth in the form included in the
Confidential Subscription Booklet of which this Agreement is a part, and I agree to be bound thereby when and if my Subscription is accepted by the Company, and
(b) if I shall neglect to execute the Registration Rights Agreement in accordance with the instructions therefor, I hereby appoint and constitute any executive officer of the Company as my true and lawful attorney-in-fact, with power to act for me and on my behalf, to execute and deliver the Registration Rights Agreement in my name and as my act and deed with respect to all the Shares purchased by me pursuant to this Subscription Agreement. The power of attorney granted hereby is coupled with an interest and shall be irrevocable during the term of this Agreement, as the same is specified in Section 7 hereof.

       9. GENERAL MATTERS.

              (a) The Closing Date for purposes of this Agreement shall be the date on which the Company accepts this Subscription, if it does so, as indicated in Section 1 hereof, which date shall also be the Closing Date used in the executed Registration Rights Agreement.

              (b) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, we expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Georgia.

              (c) This Agreement, along with the Registration Rights Agreement when executed as contemplated hereby, constitutes the entire agreement between us with respect to the subject matter hereof and may be amended or modified only by a writing executed by the party to be bound thereby.

              (d) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or persons may require.

       10. REPRESENTATION OF ASHFORD CAPITAL. By executing this Agreement below, Ashford Capital Management, Inc. represents and warrants that it has the full right, power and authority to execute the Agreements on behalf of the undersigned purchaser.

                         [signatures on following page]


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       IN WITNESS WHEREOF, I have executed this Subscription Agreement as an instrument under seal, this _____ day of May, 2004.



                                         ______________________________________
                                         Name(s) (please print or type)

                                         ______________________________________
                                         Signature(s) (if not
                                         an individual,
                                         indicate title of
                                         authorized person)

                                         Number of Shares subscribed for:

                                         ______________________________________


                                         Address (residence,if an individual
                                         business, if an entity):

                                         ______________________________________

                                         ______________________________________

                                         ______________________________________

                                         ______________________________________



                            * * * * * * * * * * * * *



                             [FOR COMPANY USE ONLY]

Accepted as to _______________ Shares

MILLER INDUSTRIES, INC.




By:
   --------------------------------------          -----------------------------
                                                   Date


Title:_________________________________



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